UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019 (October 15, 2019)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 412 553-1950

Office of the Secretary 412 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ARNC	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	ARNC PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Maturity of Convertible Notes

On October 15, 2019, the 1.625% Convertible Senior Notes due 2019 (the “Notes”) of Arconic Inc. (“Arconic” or the “Company”) matured in accordance with their terms. The Company repaid in cash on the maturity date the aggregate outstanding principal amount of the Notes of approximately $402.5 million, together with accrued and unpaid interest, pursuant to the terms of the Notes. The Company also paid approximately $2,800 upon conversion of three Notes that had $3,000 aggregate principal amount.

No shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), were issued in connection with the maturity or the final conversion of the Notes. As of October 15, 2019, the calculation of average diluted shares outstanding will cease to include the approximately 15 million shares of Common Stock previously attributable to the Notes.

Curtailment of San Antonio Operations

On October 18, 2019, the Company announced that it would curtail operations at its Global Rolled Products plant in San Antonio, Texas before the end of 2019. The plant generates approximately $50 million of annual revenue. The business will be transferred into other mills, which will improve the overall effectiveness of the Company’s Global Rolled Products operations. The Company expects to record a restructuring charge of approximately $4 million in the fourth quarter of 2019 associated with this curtailment.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the curtailment of operations at the Global Rolled Products plant in San Antonio, Texas. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) uncertainties regarding the planned separation, including whether it will be completed pursuant to the targeted timing, asset perimeters, and other anticipated terms, if at all; (b) the impact of the separation on the businesses of Arconic; (c) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Arconic’s resources, systems, procedures and controls, disruption of its ongoing business, and diversion of management’s attention from other business concerns; (d) deterioration in global economic and financial market conditions generally; (e) unfavorable changes in the markets served by Arconic; (f) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (g) competition from new product offerings, disruptive technologies or other developments; (h) political, economic, and regulatory risks relating to Arconic’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (i) manufacturing difficulties or other issues that impact product performance, quality or safety; (j) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (k) the impact of potential cyber attacks and information technology or data security breaches; (l) the loss of significant customers or adverse changes in customers’ business or financial conditions; (m) changes in discount rates or investment returns on pension assets; (n) the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (o) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; and (p) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2018 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements in this report are made as of the date of this report, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: October 21, 2019	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary